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                                                          Agreement No. 111132-7

Trust Agreement entered into by the party of the first part, the trading companies Cemex SA de CV and Centro Distribuidor de Centro, S.A. de C.V., hereinafter and for the purposes hereof referred to collectively as the "TRUSTORS," both represented by their legal representative with unlimited power, Engineer Lorenzo H. Zambrano; and the party of the second part, Banco Nacional de Mexico S.A. Institucion de Banca Multiple, Grupo Financiero Banamex, Trust Division, hereinafter and for the purposes of this contract referred to as the "TRUSTEE," represented by their trust representative Maria de los Angeles Montemayor Garza and their special representative, Elva Nelly Wing Trevino; pursuant to the following definitions, statements and clauses:

                                   DEFINITIONS

"SHARES":           Treasury shares, underwritten shares that not paid in or not fully paid in, representing the Capital stock Cemex, S.A. de
                    C.V.

"PURCHASED SHARES": Any "SHARES" or "CEMEX.CPO" that the "ELIGIBLE PARTIES"
                    underwrite ("underwritten" should hereinafter be interpreted as meaning underwritten and paid in) or purchase as a result of exercising the "OPTION RIGHTS."

"CEDICE":           Centro Distribuidor de Cemento, S.A. DE C.V.

"CEMEX":            Cemex, S.A. de C.V.

"CEMEX.CPO":        Non-redeemable ordinary shareholder certificates issued by
                    Banco Nacional de Mexico S.A. on shares that are representative of Cemex S.A. de C.V.'s series "A" and "B" capital stock of or if applicable, American Depositary
                    Shares issued on CEMEX.CPO.

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"CONTROLLED ENTITY":   (i) Any legal entity whose common shares are
                       representative of its capital stock, voting rights, of which Cemex S.A. de C.V owns more than fifty percent (50%), directly or through one or more controlled entities; (ii) in the case of the TRUST, any of which Cemex, S.A. de C.V. or any other controlled entity pursuant to sub-paragraph (i) above is the Trustor-Beneficiary, or, if it is not acting as such, no Beneficiary has been appointed having controlled entity status and that enables Cemex S.A. de C.V. or any other controlled entity to buy back the Trust Corpus ; and
                       (iii) any other entity or person in which Cemex S.A. de C.V. or any other of its controlled entities pursuant to sub-paragraph (i) above should have the authority or power to direct the administration and to designate a majority of directors.

"OPTION RIGHTS":       Any granted by the TRUSTEE in exchange for the
                       consideration indicated by the Technical Committee
                       ("issuance premium") and pursuant to any other terms and conditions that the aforementioned Committee specifies, as set forth herein, granting the option to underwrite or purchase "SHARES" or "CEMEX.CPO," at any "EXERCISE PRICE" specified by the Technical Committee.

"TRUSTEE":             Banco Nacional de Mexico, S.A.

"OPTIONS":             The option certificates or transactions arising
                       thereunder or any instrument or certificate that confirms the right to purchase "SHARES" or "CEMEX.CPO" on a pre-determined date at a pre-determined price.

"ELIGIBLE PERSONS":    The members of the Board of Directors and Officers
                       (owners and substitutes) of "CEMEX" and Employees and Officers of any "CONTROLLED ENTITY," in the latter case, provided they are designated by the Trust's Technical
                       Committee.
                                                              [three signatures]

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"EXERCISE  PRICE":     The price established in the "OPTIONS" or "OPTION RIGHTS"
                       in order to underwrite or purchase "SHARES" or "CEMEX.CPO" covered by the "OPTIONS" or the "OPTION RIGHTS."

                                    RECITALS:

I.      "CEMEX" states that:

A. It is a trading company duly organized pursuant to the laws of the Mexican Republic, incorporated pursuant to Public Document number 94 dated on May 28, 1920 issued before Carlos Lozano, Esq., Notary Public number 10 of the city of Monterrey, registered under number 21, at pages 157 through the back of 186 Volume 16, Book number 3, at the Second Auxiliary Office of Corporate Documents, Business Section, dated June 11, 1920 in the Public Registry of Property and Business in Monterrey, NL.

B. That in his capacity as the Legal Representative with Unlimited Powers of the above company, he has the power and sufficient capacity to enter into this Agreement for it and on its behalf, which he is evidencing by means of the powers conferred and granted to him as set forth in public instrument number 61,772 dated May 25, 1998, before Juan Manuel Garcia Garcia, Esq., Public Notary number 129, with a practice in San Pedro Garza Garcia Nuevo Leon, filed under number 3247, Volume 207-65, Book number 4, Documents and Miscellaneous Contracts, Business Section, dated May 27, 1998 in the Public Registry of Property and Business in Monterrey, NL., which powers have not been revoked.

II.     "CEDICE" declares that:

A. It is a trading company duly organized under the laws of the Mexican Republic, incorporated pursuant to Public Document 899 dated May 17, 1996 granted before Jose Luis Farias Montemayor, Esq., Public Notary 120 with a practice in Monterrey, Nuevo Leon, which is filed in the Public Registry of Property and Business in Monterrey Nuevo Leon, under number 1166, Volume 428, Book number 3, Second Auxiliary Office of Corporate Documents, Business Section, dated on June 11, 1996.

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B.   That in his capacity as the legal representative with unlimited powers of the aforementioned company, he has the power and sufficient capacity to enter into this Agreement for it and on its behalf,, which is evidenced by the powers conferred and granted to him that are set forth in the public document which formalized the incorporation of the company, in transitory clauses and in which is described in the preceding paragraph, all of which [powers] have not been revoked.

III.    The TRUSTEE hereby states that:

A. It is a multiple banking loan institution lawfully organized and existing under, the laws of the United States of Mexico and that it has the necessary powers to act as Trustee under this Trust Agreement, pursuant to the provisions set forth in the Law on Credit Institutions.

B. That its Trust Representative and its Special Representative are duly authorized and empowered to enter into this Trust Agreement and that they have the necessary powers to enforce it, according to the terms hereof.

C.   That this Trust Agreement has been duly authorized by the TRUSTEE.

D. That this Trust Agreement is a valid, legal, and enforceable obligation upon the TRUSTEE, and enforceable against the TRUSTEE, pursuant to Mexican law.

Pursuant to the aforementioned recitals, the signatories hereto are creating this Trust, pursuant to the following:

                                     CLAUSES

CLAUSE ONE: CREATION

The TRUSTORS are creating this Trust, each one contributing to the TRUSTEE the amount of Pesos 1,000 (One Thousand Pesos 00/ 100 National Currency), which amount of money the TRUSTEE states it has received to its entire satisfaction, and this document hereby serves as a receipt therefor in the broadest sense permitted by law and it may increase the trust corpus as set forth in this Agreement.
                                                              [three signatures]

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For its part, The TRUSTEE hereby states that it accepts its commission and promises to fully and faithfully perform thereunder.

CLAUSE TWO:  PARTIES TO THE TRUST

The following are the parties TRUST to this Trust as identified in Agreement number 111132-7:

TRUSTORS:           CEMEX S.A. de C.V.; Centro Distribuidor de Cemento S.A de
                    C.V. and any CONTROLLED ENTITY that is incorporated into this agreement by contributing shares, securities, or funds.

TRUSTEE:            Banco Nacional de Mexico S.A.

PRIMARY BENEFICIARIES:    CEMEX S.A. de C.V., Centro Distibuidor de Cemento S.A.
                    de C.V. and any CONTROLLED ENTITY that joins the Trust, insofar as the amounts produced by the sale of the OPTION RIGHTS and the underwriting or sale, if any, of SHARES or CEMEX.CPO are concerned, in respect of any OPTION RIGHTS on which the TRUSTEE should provided the necessary coverage or so that the TRUSTEE is in a position to fulfill its obligations under the OPTION RIGHTS.

SECONDARY BENEFICIARIES:  ELIGIBLE PARTIES and anyone who purchases the OPTION
                    RIGHTS, subject to the terms and conditions of this trust agreement, with regard to the OPTION RIGHTS, the exercise thereof, the PURCHASED SHARES, and the rights inherent therein.

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CLAUSE THREE: TRUST CORPUS

The TRUST CORPUS in the Trust (the "TRUST CORPUS") consists of the following:(i) Any SHARES or CEMEX.CPO contributed to the Trust or purchased by the TRUSTEE in fulfillment of the purposes of this agreement; (ii) The OPTIONS granted to the TRUSTEE to cover the OPTION RIGHTS or any that the TRUSTEE purchases; (iii) the contribution hereby made by the TRUSTORS in the amount of Pesos 2,000 (Two Thousand Pesos 00/100 National Currency); (iv) The price to be paid for the OPTION RIGHTS and the EXERCISE PRICE, and also any yields thereon earned by investing the funds that comprise the TRUST CORPUS; (v) the funds that are received for financing the aforementioned, which if applicable, were granted;
(vi) SHARES or CEMEX.CPO that are subscribed or purchased and charged to the funds in the TRUST CORPUS; (vii) SHARES or CEMEX.CPO that the ELIGIBLE PARTIES would have subscribed or purchased for the exercise of the OPTION RIGHTS; and
(viii) the cash contributions made by CEMEX, CEDICE or any other CONTROLLED ENTITY that are necessary in order to achieve the purposes of this TRUST.

CLAUSE FOUR: PURPOSES OF THE TRUST.
The purposes of this TRUST Agreement are as follows:

         A. That the TRUSTEE shall preserve the property, title, and administration of the TRUST CORPUS, in accordance and pursuant to the purposes of this Contract.

         B. That the TRUSTEE is granting the ELIGIBLE PARTIES the OPTION RIGHTS, so that pursuant to the agreements established in this instrument and the terms and conditions specified by the Technical Committee to be formed pursuant to the provisions of this agreement, would allow the exercise of the aforementioned, as well as the rights inherent in the PURCHASED SHARES.

         C. That in agreement with the instructions provided by the Technical Committee, the TRUSTEE shall proceed to obtain the necessary authorizations and registrations that would allow for the mediation of the OPTION RIGHTS in the stock market, pursuant to the applicable legal provisions.

         D. That the TRUSTEE shall apply the funds received for any concept pursuant to the purposes of the TRUST Agreement Contract as specified by the Technical Committee.

         E. That pursuant to the instructions provided by the Technical Committee or, if applicable, any TRUSTOR, charged to the funds that the aforementioned would have contributed, any SHARES, CEMEX.CPO, or OPTIONS underwritten or purchased.

         F. That the TRUSTEE according to the instructions received from the Technical Committee, should allow the TRUSTORS to contract and to grant financing, which shall be charged to the TRUST CORPUS, and pursuant to the instructions provided by the Technical Committee, shall allocate the financing funds granted to specific ends and shall proceed to the recovery, negotiation, or restructuring of the aforementioned.

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         G.   That the TRUSTEE shall subscribe Treasury Shares (but charged to the ELIGIBLE PARTIES) issued by CEMEX, which shall be produced by the ELIGIBLE PARTIES, in exercise of the OPTION RIGHTS, and the TRUSTEE shall be able to deposit such Shares for the deposit of securities, pursuant to and as indicated by the Technical Committee.

         H. That the TRUSTEE shall contract or purchase OPTIONS and if applicable, by paying the PRICE OF EXERCISE, shall subscribe or purchase SHARES OR CEMEX.CPO, as necessary coverage for the OPTION RIGHTS, that the TRUSTEE should confer on any ELIGIBLE PARTIES.

         I. In the event that, pursuant to the agreements reached in this instrument and with the terms and conditions that have been convened in the instrument in which these are formalized, the ELIGIBLE PARTIES exercise the OPTION RIGHTS, the TRUSTEE shall proceed to subscribe or purchase the SHARES or CEMEX.CPO, which shall remain within the TRUST CORPUS, and in conformance with the purposes that are indicated with regards to these PURCHASED SHARES.

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         J.   In conformance with the instructions received by the Technical
              Committee, to authorize any transfers of the OPTION RIGHTS already granted to any ELIGIBLE PARTIES.

         K. In conformance with the instructions received by the ELIGIBLE PARTIES, to proceed with the sale of the PURCHASED SHARES, applying the amount that may result from the payment of loans that are granted to such persons and once these have been paid in full, give any remaining portions to such persons, after having covered all the expenses and commissions.

         L. That pursuant to the instructions received by the Technical Committee, the TRUSTEE shall exercise the estate, corporate and consecution rights which are inherent to the PURCHASE SHARES, OPTION RIGHTS, and OPTIONS that are parts of the TRUST CORPUS. With regards to the PURCHASED SHARES, the Technical Committee shall only give instructions regarding the exercise of the right to vote and in relation to the other rights; the TRUSTEE shall follow the orders of the ELIGIBLE PERSONS.

         M. That with the exception of the PURCHASED SHARES, pursuant to the instructions given by the Technical Committee, the Trustee shall sell, transfer, dispose of, distribute, or shall issue in TRUST guarantee, or shall perform any act or commercial or civil contract, in Mexico or in a foreign county, in relation with the SHARES, CEMEX.CPO or OPTIONS.

         N. That the TRUSTEE shall perform all the activities or acts, execute the contracts or agreements and if applicable, issue the documents that are required or that are convenient, with regards to the pursuant to the purposes of this contract or that are necessary or related with the above, and shall have all the powers required for the formalization of the aforementioned.

         Any transfer of the property of goods or rights that are contributed to this TRUST shall be subject to the formalities established in the ordinary legislation for the transfer of such goods or rights. The goods or rights that constitute the object or estate of this TRUST are considered to be subject to the purposes of such TRUST, and as a result only the rights and acts that correspond in accordance to this contract shall be exercised.

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CLAUSE FIVE: TECHNICAL COMMITTEE

A Technical Committee is created pursuant to the terms and for the purposes foreseen in Article 80 of the Law of Credit Institutions, which is formed in conformance with the following rules:

         A) Integration: The Technical Committee shall be integrated by three persons designated by CEMEX for this effect, which shall be comprised by the following:

              ING: LORENZO H. ZAMBRANO ____________________________

              ING. HECTOR MEDINA AGUIAR ___________________________

              ING. ARMANDO J. GARCIA SEGOVIA ______________________

              Ing. Lorenzo H. Zambrano shall be the President. The persons that integrate the Technical Committee and which are hereby assigned, can only be removed or substituted from office pursuant to the provisions set forth in this clause, except in the event of decease, a total incapacity that were judicially declared or if they expressly resigned in writing. The President cannot be removed from office. If applicable, the respective documentation shall be submitted before the TRUSTEE, which shall communicate to CEMEX, in order for CEMEX to proceed to designate the new members.

              The President of the Technical Committee shall freely substitute or remove from office the other two members, and shall communicate to the TRUSTEE any such changes. Once the TRUSTEE receives this information, the newly designate person shall take office and the substituted person shall be removed from office.

         B) Operation: the Technical Committee shall meet as many times as it were deemed necessary and a formal meeting shall not be required, a written and signed transmittal by at least two of its members shall suffice, one of which shall be the President, clearly stating the agreements and decisions that were taken. In order that these may be considered valid, the President shall forward such transmittal to the TRUSTEE, and once such transmittal was received by the aforementioned, he shall act accordingly, and shall be held harmless from any liability, as set forth in Article 80 of the General Law of Credit Institutions.

         The TRUSTEE shall be able to attend the meeting, in the event that the Technical Committee should agree to meet at a time and place that were determined, with the right to participate but no to vote.

         The decisions of the Technical Committee shall only be valid if they are approved by the President and by one of its members.

         C) Powers: The Technical Committee shall decide upon those subjects that pursuant to the aforementioned provisions shall be submitted for their consideration and any other ones that the TRUSTEE should submit before their consideration.

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         In addition to the provisions expressly agreed to hereunder, the
         Technical Committee shall have the following powers and obligations:

         1. Provide the TRUSTEE with instructions as to how the TRUST CORPUS shall be invested, subject to the purposes of this TRUST.

         2. Instruct the TRUSTEE regarding the necessary, applicable or convenient to contribute in the administration and operation of the programs through which the OPTION PROGRAMS are to be granted.

         3. Designate Special Technical Committee Delegates, which shall have the power to instruct on a daily basis regarding the exercise of the OPTION RIGHTS, the payment of the PURCHASED SHARES, the sales of the aforementioned in the market and any necessary or convenient transmittal or communication to facilitate the administrative process of the exercise of the OPTION RIGHTSS by the Second Class of Trustees.

         4. Review and if applicable approve the accounts of the TRUSTEE, for which it shall have a term of thirty calendar days, counted from the date on which it received the information, to examine it and to make the comments that it deems pertinent. The information shall be tacitly approved if the Technical Committee does not make any written comments addressed to the TRUSTEE, within the aforementioned term.

         5. Contribute with the TRUSTEE to resolve any situation or problem that may arise with regards to the interpretation of the provisions set forth in the TRUST.

         6. In general, it shall have all the necessary powers to contribute toward compliance of the purposes of the TRUST.

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CLAUSE SIX: OPTION RIGHTS
         The Technical Committee will be authorized to determine who the ELIGIBLE PARTIES will be in addition to the members of Cemex, S.A. de C.V.'s Board of Directors, Officers, Owners and Substitutes who shall be deemed ELIGIBLE for the purposes of this contract. The TRUSTEE, by authorization of the Technical Committee, shall grant and formalize ELIGIBLE PARTIES the concession of the OPTION RIGHTS in conjunction with the ELIGIBLE PARTIES, and shall proceed pursuant to the following guidelines.

   A) The OPTION RIGHTS will be granted when determined by the Technical Committee.

   B) Each OPTION RIGHT will specify the number of SHARES or CEMEX.CPO that an ELIGIBLE PARTY may purchase; this number will be determined by the Technical Committee depending on the performance conditions of the ELIGIBLE PARTIES.

   C) Any OPTION RIGHTS assigned may be exercised within no more than 15 (fifteen) years ("Exercise Period"), this period of time will commence on the date the granting of the option rights is formalized.

The exercise of the OPTION RIGHTS and, as a consequence, the underwriting or purchase of the SHARES or CEMEX.CPO may take place according to instructions from the Technical Committee defining the parameters, terms and conditions as it sees fit and as it advises the TRUSTEE in a timely manner.

Any SHARES or CEMEX.CPO that are not purchased by the pre-established may be purchased every month, as of the pre-established date, on the last work day of each month until the end of the"Exercise Period."

The Technical Committee may instruct the TRUSTEE to make any adjustments that prove necessary with regard to the exercise price and the number of SHARES or CEMEX.CPO to be underwritten or purchased under the OPTION RIGHTS granted in each plan.

CLAUSE SEVEN: TRUSTEE OBLIGATIONS
         The obligations of the TRUSTEES are as follows:

   A) Maintain a sufficient number of SHARES or CEMEX.CPO in the Trust Corpus, to cover the exercise of the OPTION RIGHTS.

                                             [three sets of signatures to right]

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   They may purchase OPTIONS for this purpose, or contribute the funds concerned or obtain the necessary financing, pursuant to the terms hereof, in order to underwrite or purchase the required SHARES or CEMEX.CPO.

   B) If the issuer of the SHARES agrees to the consolidation, restructure, division or partition of his Capital Stock or the replacement of the certificates that cover them,, the OPTION RIGHTS already granted will be exercisable with regard to the amount of resulting SHARES or CEMEX.CPO, taking into account any new ones that are issued to replace or in addition of each of the previous ones. To this end, the TRUSTEES agree, in the event the SHARES or CEMEX.CPO have not been contributed or purchased by the TRUSTEE, to contribute the SHARES, CEMEX.CPO or the funds needed for the purchase thereof, to a value equal to any assigned OPTION RIGHTS that are exercisable.

   C) In the event of a Capital Increase by capitalizing the Reserves, the OPTION RIGHTS already granted will be exercisable insofar as to resulting number of SHARES or CEMEX.CPO is concerned due to the inclusion of the ones given out for every one that is already in circulation.

In the event the SHARES or CEMEX.CPO have not been contributed to the Trust, the TRUSTORS agree to contribute the amounts needed to back the exercise of the OPTION RIGHTS as specified.

CLAUSE EIGHT: SALE AND FULL PAYMENT OF PURCHASED SHARES.
The PURCHASED SHARES may only be delivered to the ELIGIBLE PARTIES upon authorization from the Technical Committee, ELIGIBLE PARTIES provided they owe no amounts for charges arising from the exercise of the OPTION RIGHTS.

For purposes of the Sale of the PURCHASED SHARES, if there is any debt due and owing from ELIGIBLE PARTIES arising from the purchase of the said securities, the Technical Committee may sell the PURCHASED SHARES within 15 days thereafter on the Mexican Stock Exchange or in a recognized market and the proceeds thereof will be applied to the payment of the debt and the remainder will go the ELIGIBLE PARTIES concerned.

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In any other case, instructions to sell the PURCHASED SHARES may only be given at 30 (thirty) calendar day intervals from the date of the purchase thereof, and the first instructions may be given within 5 (five) working days following the purchase thereof.

CLAUSE NINE: POWERS OF THE TRUSTEE
Upon accepting the trust created pursuant hereto, the obligations assumed by the TRUSTEE with regard to the assets should be interpreted as its being in charge of the assets that form the Trust Corpus. The TRUSTEE is not assuming any personal obligation with regard to the assets hereunder, neither shall it be held responsible in any way for indemnification with its own assets, except in those cases where, pursuant to Mexican law applicable to trusts, it is responsible for any damages it incurred due to impropriety
The TRUSTEE shall have all of the necessary powers to achieve the purposes of this Trust as set forth in clause Four, including, but not limited to the powers and duties referred to in Article 391 of the General Law of Negotiable Instruments and Credit Operations. The TRUSTEE shall have the power to grant powers of attorney to the people selected by the Technical Committee, enabling these people to exercise the corporate rights inherent in the SHARES, the CEMEX CPO or the PURCHASED SHARES at CEMEX's general Shareholders' meetings or at general meetings of the holders of CEMEX.CPO. .

The TRUSTEE is authorized to collect interest, dividends and other proceeds of the Trust Corpus and deduct any amounts needed to pay any taxes and expenses that the investments incur, the handling and administration of the Trust, as well as the amount of its fees, and it should apply any net yields as set forth in the clauses in this Trust Agreement.

CLAUSE TEN: UNDERWRITING OF NEW SHARES AND THE EXERCISE OF THE OPTION RIGHTS AND THE OPTIONS.
In the event CEMEX increases its Capital Stock by new contributions, CEMEX will notify the Technical Committee on the day immediately following the day on which its Board of Directors approves the proposal concerned for submittal to the Ordinary General Shareholders' Meeting. The Technical Committee will notify any Trustors who contributed SHARES, CEMEX.CPO or PURCHASED SHARES in order to let them know that they have the right

[three sets of signatures to right]

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to underwrite the shares that are issued, if any, when the capital increase is approved, in the proportion in which the SHARES, CEMEX.CPO STOCKS or PURCHASED SHARES represent CEMEX's Capital Stock and, if such is the case, as stipulated in CEMEX's Bylaws and any agreements reached by the Meeting.

Any TRUSTORS who wish to underwrite the capital increase should provide the TRUSTEE with the necessary funds 2 (two) work days prior to the date on which the deadline for exercising the preemptive right expires.

In the case of the OPTIONS and OPTION RIGHTS,,, the following procedure will be adopted for the exercise thereof: a) OPTIONS: Once they have been purchased, the TRUSTEE will inform the Technical Committee of the terms and conditions thereof; it should notify the TRUSTEE 2 calendar (two) days prior to the deadline set for the exercise so that the inherent rights are exercised, and the Technical Committee should arrange for the contribution thereof to the Trust or, if such is the case, authorize the placement [in] the Trust Corpus of any funds required for this purpose. b) OPTION RIGHTS: In this case, the ELIGIBLE PARTIES who own these rights should deliver the necessary amounts to the TRUSTEE to cover the EXERCISE PRICE by no later than the date set as the exercise date; the TRUSTEE may, pursuant to instructions from the Technical Committee, grant loans to the holders of the OPTION RIGHTS so that they can cover the EXERCISE PRICE.

..
CLAUSE ELEVEN: OPTION RIGHT DOCUMENTATION.
As and how the Trust's Technical Committee decides and pursuant to applicable law. OPTION RIGHTS with an entitlement to underwrite or purchase SHARES or CEMEX.CPO shall be issued.

The Trust shall, by means of a written document, make an offer to the ELIGIBLE PARTIES offering them the OPTION RIGHTS. The ELIGIBLE PARTIES to whom the offer is made should have their acceptance plainly stated right on any document submitted to them by the TRUSTEE, thereby becoming a Secondary Beneficiary under the terms and conditions of this agreement. Anyone who purchases OPTION RIGHTS by any means shall similarly become members of this Trust as Secondary Beneficiaries.
[three signatures to right]

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The offer shall contain the number of SHARES or CEMEX.CPO, the underwriting or purchase price, the deadlines, and the terms and conditions for making the underwriting or purchase. The ELIGIBLE PARTIES will pay the TRUSTEE a premium, to be determined by the Technical Committee, once the offer is accepted.

In the offer, the TRUSTEE, will state the manner and the terms in which the premium must be paid and the EXERCISE PRICE and that the sale or underwriting shall be subject to there being sufficient SHARES, CEMEX.CPO or OPTIONS in the Trust Corpus.

To this end, the provisions contained in Articles 1804, 1805, 1806, 1807, 1808 and 1810 of the General Civil Code shall be applicable.

CLAUSE TWELVE: EFFECT
This document has a maximum duration of 30 (thirty) years, pursuant to the provisions of Article 394 of the General Law of Negotiable Instruments and Credit Operations. The foregoing notwithstanding, this document can be terminated by agreement of the TRUSTORS, who reserve this right for any the legal effects that may arise.

This Trust cannot be terminated while there are still valid OPTION RIGHTS in existence or loans granted to the Trust or by the Trust that have not been paid in full.

Upon the termination of the Trust, the TRUSTEE will turn over ownership of the Trust Corpus to any Trustor entitled thereto, according to the records and controls that should be kept by the TRUSTEE.

CLAUSE THIRTEEN: CONTROL
The TRUSTEE must maintain the following ledgers and/or controls:

   A) One that clearly states the number of SHARES or CEMEX.CPO and in the case of the former, whether they are merely underwritten or whether they are fully paid up. This ledger shall be gradually updated and certificates will be replaced as required, if such is the case, as SHARES or CEMEX.CPO are purchased upon the exercise of the OPTION RIGHTS. It should be clearly indicated whether the PURCHASED SHARES are those that the TRUSTEE kept underwritten and that covered treasury shares representing increases in CEMEX's corporate capital intended for the Option Plan or, is such is the case, whether this involves shares that were already fully paid up or certified as an ordinary holding purchased by the TRUSTEE.

   [three signatures to right]

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     B)   Another ledger showing the PURCHASED SHARES for due each ELIGIBLE
          PARTY because they exercised their OPTION RIGHTS, and of these, those that were sold and the balance remaining

     C) Any other ledgers that are necessary or appropriate or any ordered by the Technical Committee.

In the case of loans granted, the Trust Corpus, with the exception of the PURCHASED SHARES and the proceeds and yield therefrom, shall be held liable therefor in proportion to the amounts held by each Trustor. The same will go for the granting of loans insofar as the encumbrance of the Trust Corpus is concerned.

All operations involving the handling and custodianship of the SHARES, CEMEX.CPO and PURCHASED SHARES will go through an institution authorized for the deposit of securities.

The PURCHASED SHARES or OPTION RIGHTS may not be assigned, posted as collateral and the rights inherent therein or arising therefrom may not be disposed of or encumbered in any way, without the Technical Committee's express consent.

CLAUSE FOURTEEN:  PROHIBITIONS
Pursuant to provisions of sub-paragraph b) of Paragraph XIX of Article 106 of the Law on Credit Institutions, the TRUSTEE declares that it unequivocally explained to the trustees the value and legal consequences of said Paragraph which states:

"Article 106, - Credit Institutions are prohibited from: ... Paragraph XIX. - When performing the operations listed in Paragraph XV of Article 46 of this Law:
....b) Be held liable to the trustors, agents or principals for the debtors'
default on any loans that were granted or that of the issuers, for any securities purchased, unless it is their fault, as provided in the last part of
Article 356 of the General Law of Negotiable Instruments and Credit Operations, or they guaranteed a yield on any funds they were asked to invest. .

If at the end of the trust, mandate or commission created by the granting of loans, the loans have not been paid by the debtors, the institution
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must transfer them to the trustor or beneficiary, as the case may be, or to the agent or principal, and refrain from covering the amount thereof.

Any agreement other than those specified in the two preceding paragraphs shall have no legal effect whatsoever.

With regard to trust, mandate or commission agreements, this sub-paragraph shall be inserted prominently and a declaration by the trust company stating that it unequivocally advised anyone from whom it received assets for investment of the contents thereof..

By presidential decree dated April 29th, 2000, published in the Official Federal Newspaper on May 23rd of the same year, the General Law of Negotiable Instruments and Credit Operations was modified. Pursuant to this modification,
Article 356 (three hundred and fifty-six) which is referred to in Article 106 (One hundred and six) of the Law on Credit Institutions transcribed above should be understood to be Article 391 (three hundred and ninety-one) of the General Law of Negotiable Instruments and Credit Operations.

CLAUSE FIFTEEN: ADMINISTRATION.
The TRUSTEE shall administer the Trust Corpus pursuant to the provisions of articles 278 (two hundred and seventy-eight) and 391 (three hundred and ninety-one) of the General Law of Negotiable Instruments and Credit Operations, without exception following any instructions given to it in writing in each instance, as set forth in the clauses of this agreement.

CLAUSE SIXTEEN: TRUSTEE LIABILITY
It is expressively agreed that the TRUSTEE will be held liable for any obligations arising from the performance under the Trust solely to the extent of the Trust Corpus. The TRUSTEE should incorporate this stipulation in any documents and agreements it sign in fulfillment of the Trust

The TRUSTEE shall be held free of any liability arising from any acts it performs in fulfillment of instructions it receives from the Technical Committee and it shall not be obligated to fulfill those instructions if these contravene the law or the purposes of this Trust. Moreover, it is agreed that the TRUSTEE shall not be held liable in any way whatsoever if it fails to underwrite SHARES or CEMEX.CPO under the exercise of the corporate or monetary rights therein because it was not furnished with the necessary funds for this purpose in a timely manner, or it fails to fulfill the rights inherent in the OPTIONS, as specified in the instructions.

[three signatures to right]

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If it proves necessary to do something on an urgent basis in order to fulfill the purpose of the Trust and the failure to do so could patently damage the Trust Corpus, if it is not possible to convene the Technical Committee, the TRUSTEE may, as an exception, act in its discretion, always acting pursuant to good banking practices.

The TRUSTORS have no rights whatsoever with regard to the Trust Corpus and as far as the Trust Corpus is concerned, the Secondary Beneficiaries will only have the rights that are expressly vested in them pursuant to the terms hereof and no rights exist or are created for anyone at all other than the Secondary Beneficiaries, as set forth in Articles 386 and 390 of the General Law on Negotiable Instruments and Credit Operations.

CLAUSE SEVENTEEN: THIRD PARTY ACTS
The TRUSTEE shall not be held liable to the Trustors or Beneficiaries in any way for the deeds or acts of third parties or the authorities, that prevent or hinder the purposes of this Trust from being achieved, nor for acting pursuant to any instructions it receives from the Technical Committee.

CLAUSE EIGHTEEN: DEFENSE OF TRUST CORPUS
With regard to the defense of the Trust Corpus, the TRUSTEE shall only be obliged to grant a mandate to the person or persons indicated by the Technical Committee, so that the representative the latter appoints assumes the defense of the Trust Corpus, without the TRUSTEE being held liable in any way for the outcome of any arrangements said representative makes, nor for the payment of his fees and expenses, since these will be charged to the Trust Corpus, it being understood that the mandate conferred on the appointee may under no circumstances be for acts of ownership or the signing of negotiable instruments.

CLAUSE NINETEEN: REVOCATION AND MODIFICATION OF TRUST.
The TRUSTORS reserve the right to modify the terms of this instrument and revoke it, always abiding by the provisions of Clause Twelve, with the previous authorization of the Technical Committee.
[three signatures to right]

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CLAUSE TWENTY: TAXES
Any Income Tax incurred on the OPTION RIGHTS and the sale of SHARES and CEMEX.CPO will be charged to the party concerned, according to applicable tax law and in this case, the TRUSTEE will proceed pursuant to the tax law in effect at the time.

CLAUSE TWENTY-ONE: DISSOLUTION OF ISSUER
In the event of the dissolution or liquidation of company issuing the SHARES and PURCHASED SHARES, the TRUSTEE shall, without any liability whatsoever, deliver the SHARES or the liquidation allocations that it has at that time, to the person or persons who legally provide evidence that they are entitled to receive them.

CLAUSE TWENTY-TWO: TRUSTEE'S FEES
The TRUSTEE will charge a fee for the performance of its duties, pursuant to this Agreement, and the amount thereof shall be agreed to by and between the TRUSTEE and CEMEX in a separate instrument.

The TRUSTEE's fees, and also any other costs necessary to fulfill this Agreement, shall be charged to CEMEX.

Similarly, all charges incurred by the TRUSTEE (including reasonable and documented legal fees and costs) in the defense of the Trust Corpus, as well as the fees and costs agreed upon by the TRUSTEE and CEMEX to perform any transactions specified to the TRUSTEE by the Technical Committee to fulfill the purposes set forth herein, shall be for CEMEX's account..

CLAUSE TWENTY-THREE: NOTICES AND ADDRESSES

Any communication to be sent out by the parties under the terms of this Agreement should be in writing and sent to the other party by certified mail, return receipt requested, telex, fax or by any other means that ensures the receipt thereof, to the following addresses:

TRUSTORS:    Av. Constitucion No. 444 Pte.
             64000 Monterrey, Nuevi Leon
             Attn:  Ing. Lorenzo H. Zambrano

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TRUSTEE:     Calz.  Del Valle No. 350 Ote., Col. Del Valle
             66220 San Pedro Garza Garcia, Nuevo Leon
             Attn: Lic. Maria de los Angeles Montemayor Garza

Any change of address must be forwarded in writing to the parties to this Agreement, it being understood that any correspondence that is directed to the last address stated by the parties will have full legal effect.

CLAUSE TWENTY-FOUR: INTERPRETATION AND JURISDICTION
Insofar as its interpretation and performance of this agreement is concerned, it is subject to the laws of the United Mexican States; in order to settle any dispute that may arise as a result hereof, the parties expressly submit to the jurisdiction of the jurisdictional courts in the city of San Pedro Garza Garcia, State of Nuevo Leon, Mexico, and they forthwith waive any other jurisdiction to which they may be entitled because of their present or future addresses or because of the location of their assets.

This contract is signed in the city of Monterrey, Nuevo, Leon, on December 13, 2001.

                                    TRUSTORS

             [signature]                                 [signature]
         Cemex, S.A de C.V.                     Centro Distribuidor de Cemento,
   Engineer. Lorenzo H. Zambrano                         S.A. de C.V.
Legal Representative with Unlimited              Engineer Lorenzo H. Zambrano
            Authority                        Legal Representative with Unlimited
                                                          Authority

                                   [signature]
                                     TRUSTEE
                         Banco Nacional de Mexico, S.A.
                               Fiduciary Division

Ma. De los Angeles Montemayor Garza, Esq.          Elva Nelly Wing Trevino, Esq.
         Trust Representative                         Special Representative